UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 7, 2010

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Deed Poll of Assumption

    On January 7, 2010, TBS International Limited, or TBS-Bermuda, and TBS International plc, or TBS-Ireland, entered into a Deed Poll of Assumption, or the Assumption Deed Poll, relating to the TBS International Amended and Restated 2005 Equity Incentive Plan, or the 2005 Plan.  Pursuant to the Assumption Deed Poll, TBS-Ireland assumed and adopted the rights and obligations of TBS-Bermuda under the 2005 Plan.

    All awards or grants under the 2005 Plan continue to be exercisable, issuable held, available or vest upon the same terms and conditions, except that upon the exercise, issuance, holding, availability or vesting of such awards or grants, shares of TBS-Ireland are now issuable in lieu of shares of TBS-Bermuda.

    The Assumption Deed Poll is effective upon the effective time of the Transaction (as defined below) and is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Deed Poll of Indemnity

    On December 16, 2009, TBS-Bermuda entered into a Deed Poll of Indemnity, or the Indemnity Deed Poll, which provides indemnification to the officers (excluding auditors) and directors of TBS-Ireland.

    The Indemnity Deed Poll is effective from the date of execution and is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.03.    Material Modification of Rights of Security Holders.

    The information included under Item 8.01 is incorporated by reference herein.

Item 5.01.    Change in Control of Registrant.

    The information included under Item 8.01 is incorporated by reference herein. As a result of the Transaction, TBS-Bermuda became a direct, wholly-owned subsidiary of TBS-Ireland.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    As of completion of the Transaction, the directors and executive officers of TBS-Bermuda immediately prior to the Transaction became the directors and executive officers of TBS-Ireland. TBS-Bermuda’s directors carry their terms of office over to the TBS-Ireland Board of Directors. The TBS-Ireland Board of Directors is comprised of a single class and serves one year terms.

The information included under Item 1.01 and Item 8.01 is incorporated by reference herein.

Item 7.01.    Regulation FR Disclosure.

Upon effectiveness of the transaction, the CUSIP number for Class A ordinary shares of TBS-Ireland issued in place of Class A common shares of TBS-Bermuda will be G8657Q 104.

Item 8.01.    Other Events.

           The Transaction

On January 7, 2010, TBS-Bermuda and TBS-Ireland completed a transaction effected by way of a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”) pursuant to the holders of Class A and Class B common shares of TBS-Bermuda became holders of Class A and Class B ordinary shares of TBS International, plc, respectively  (the “Transaction”).  As a result of the Transaction, TBS-Bermuda became a direct, wholly-owned subsidiary of TBS-Ireland. On January 7, 2010, TBS-Bermuda  issued a press release announcing the completion of the Transaction. The press release is attached as Exhibit 99.1.

    Prior to the Transaction, the TBS-Bermuda Class A common shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Global Select Market under the symbol “TBSI”.  As a result of the Transaction, all of the TBS-Bermuda Class A and Class B common shares were cancelled and holders thereof received TBS-Ireland Class A and Class B ordinary shares, as applicable, on a one-for-one basis.  Accordingly, TBS-Bermuda requested that Nasdaq file with the Securities and Exchange Commission (the “Commission”) a Form 25 to remove the TBS-Bermuda Class A common shares from listing on the Nasdaq Global Select Market. TBS-Bermuda expects to file a Form 15 with the Commission to terminate the registration of the TBS-Bermuda Class A common shares and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.
Exhibit 10.1	Deed Poll of Assumption by and between TBS International Limited and TBS International plc
Exhibit 10.2	Deed Poll of Indemnity by and between TBS International Limited and TBS International plc
Exhibit 99.1	Press Release, dated January 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: January 8, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer